UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

CSI COMPRESSCO LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-135195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North, The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2019, CSI Compressco LP (the “Partnership”), issued a news release announcing its financial results for the first quarter 2019. The news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2019, the sole shareholder of CSI Compressco GP Inc. (the “General “Partner”), the general partner of CSI Compressco LP (the “Partnership”) appointed Elijio V. Serrano as a member of the board of directors (the “Board”) of the General Partner to fill the vacancy created by the retirement of Stuart M. Brightman.  Also, effective as of May 3, 2019, the Board of the General Partner appointed Brady M. Murphy, a currently-serving director, as Chairman of the Board of the General Partner.

Mr. Serrano, age 61, has served as the Chief Financial Officer of TETRA Technologies, Inc. since August 2012 and is currently the Chief Financial Officer of the General Partner, having served in that capacity most recently since March 14, 2017.  Prior to his employment by TETRA, Mr. Serrano served as chief financial officer of UniversalPegasus International, a global project management, engineering and construction management company, from October 2009 through July 2012. Prior to his time with UniversalPegasus, he held numerous leadership positions at Paradigm BV, EGL, and Schlumberger. Mr. Serrano also served as director, chairman of the audit committee, and as a member of the corporate governance and nominating committee of Tesco Corporation until its acquisition by Nabors in December 2017.  Mr. Serrano received his B.B.A. degree in Accounting and Finance from the University of Texas at El Paso. Mr. Serrano was a certified public accountant in the State of Texas from 1986 until March 2002, at which time his license became inactive.

As an employee of TETRA, Mr. Serrano will not receive any compensation for his duties performed as a member of the Board of Directors. At this time, it is not contemplated that Mr. Serrano will be appointed to any committee of the Board of Directors. There are no arrangements or understandings between Mr. Serrano and any other person pursuant to which he was appointed as a director.

Mr. Serrano has been indemnified by the General Partner pursuant to the Certificate of Incorporation and Bylaws of the General Partner and by the Partnership pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, (the “Partnership Agreement”) for actions associated with being an executive officer or a director. In addition, the Partnership previously entered into an Indemnification Agreement with Mr. Serrano in connection with his appointment of Chief Financial Officer of the General Partner, which provides for indemnification to the fullest extent permitted under the Partnership Agreement and Delaware law. The Indemnification Agreement provides for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Serrano as a result of his service as an executive officer or a director. The Indemnification Agreement is the same form the Partnership offers to its directors and executive officers and a copy of the form of the Indemnification Agreement is filed as Exhibit 10.5 to the Partnership’s Registration Statement on Form S-1/A (Registration No. 333-155260) filed on May 27, 2011.

For relationships among the Partnership, the General Partner, TETRA and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 4, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release dated May 8, 2019 issued by CSI Compressco LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/Owen Serjeant
Owen Serjeant
President

Date: May 8, 2019